Air T, Inc. Secures $15.0 Million in Private and Non-Recourse Debt Transaction, Propelling Strategic Growth Initiatives Minneapolis, MN, March 5, 2024 – Air T, Inc. (the “Company”) recently announced the closing of a direct, structured $15,000,000 private note transaction with a major pension plan on February 22, 2024 (the “Transaction”). The Transaction involved 7-year notes bearing 8.5% interest per annum. The Company believes that the Transaction represents an important step forward as it allows the Company to securitize its ownership in more than fifteen aviation-related joint venture interests, currently managed by its subsidiaries, in order to raise non-recourse debt which the Company can use to pay down other debt, as well as make further aviation-related investments. As part of the Transaction, all of the cash flows from the securitized joint venture interests will be used to pay interest and principal, with the excess available to make additional aviation-related joint venture investments within the structure. The Transaction will also allow the Company to redeploy capital into other opportunities. Some of the proceeds from the Transaction were used to fully pay down the Company’s revolving debt facility with Minnesota Bank & Trust. “We believe this transaction represents a win-win result for all parties. We are pleased that we were able to close a transaction of this strategic importance with an experienced aviation investor. We are hopeful that this is the first of several transactions of this type” said Nick Swenson, CEO of the Company. For more information on this transaction, please see the Company’s 8-K filing dated February 26, 2024. NOTE REGARDING STOCKHOLDER QUESTIONS If you have questions related to this release or other Air T matters, please use our interactive Q&A capability, through Slido.com, accessible from our website, to submit your questions. We intend to keep that link open and available for shareholder questions. Questions submitted through Slido will be answered “live” and in writing at our Annual Meeting, and via a written response on a quarterly basis. Note that legal and pragmatic requirements restrict us from answering every question posted, yet we intend to address all reasonable and relevant questions with a written answer. ABOUT AIR T, INC. Established in 1980, Air T Inc. is a portfolio of powerful businesses and financial assets, each of which is independent yet interrelated. Its core segments are overnight air cargo, aviation ground support equipment manufacturing and sales, commercial jet engines and parts, and corporate and other. We seek to expand, strengthen and diversify Air T’s after-tax cash flow per share. Our goal is to build Air T’s core businesses, and when appropriate, to expand into adjacent and other industries. We seek to activate growth and overcome challenges while delivering meaningful value for all stakeholders. For more information, visit www.airt.net. FORWARD-LOOKING STATEMENTS Certain statements in this press release, including those contained in “Overview,” are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s financial condition, results of operations, plans, objectives, future performance and business. Forward-looking statements include those preceded by, followed by or that include the words “believes”, “pending”, “future”, “expects,” “anticipates,” “estimates,” “depends” or similar expressions. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements, because of, among other things, potential risks and uncertainties, such as: • An inability to finance our operations through bank or other financing or through the sale of issuance of debt or equity securities; • Economic and industry conditions in the Company’s markets; • The risk that contracts with FedEx could be terminated or adversely modified; • The risk that the number of aircraft operated for FedEx will be reduced; • The risk that GGS customers will defer or reduce significant orders for deicing equipment; • The impact of any terrorist activities on United States soil or abroad; • The Company’s ability to manage its cost structure for operating expenses, or unanticipated capital requirements, and match them to shifting customer service requirements and production volume levels; • The Company's ability to meet debt service covenants and to refinance existing debt obligations; • The risk of injury or other damage arising from accidents involving the Company’s overnight air cargo operations, equipment or parts sold and/or services provided; • Market acceptance of the Company’s commercial and military equipment and services; • Competition from other providers of similar equipment and services; • Changes in government regulation and technology; • Changes in the value of marketable securities held as investments; • Mild winter weather conditions reducing the demand for deicing equipment; • Market acceptance and operational success of the Company’s relatively new aircraft asset management business and related aircraft capital joint venture; and • Despite our current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt, which could further exacerbate the risks associated with our substantial leverage. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. For further inquiry: Jeff Golbus VP, Finance and Capital Markets jgolbus@airt.net 612-760-4707